Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the 2019 Incentive Award Plan and 2019 Employee Stock Purchase Plan of Phathom Pharmaceuticals, Inc. of our report dated February 26, 2026, with respect to the financial statements of Phathom Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Iselin, New Jersey
March 27, 2025